EXHIBIT 3.131
THE COMPANIES ACTS 1985 to 2006
PRIVATE COMPANY LIMITED BY SHARES
ARTICLES OF ASSOCIATION OF
REYNOLDS CONSUMER PRODUCTS (UK) LIMITED
1. PRELIMINARY
1.1 The regulations contained in Table A in the Schedule to the Companies (Tables A to F) Regulations 1985 (SI 1985 No. 805) as amended by The Companies (Tables A to F) (Amendment) Regulations 1985 (SI 1985 No. 1052), The Companies Act 1985 (Electronic Communications) Order 2000 (SI 2000 No. 3373), the Companies (Tables A to F) (Amendment) Regulations 2007 (SI 2007 No. 2541) and the Companies (Tables A to F) (Amendment) (No 2) Regulations 2007 (SI 2007 No. 2826) so far as it relates to private companies limited by shares (such Table being hereinafter called “Table A”) shall apply to the Company save in so far as they are excluded or varied hereby and such regulations (save as so excluded or varied) and the Articles hereinafter contained shall be the Articles of Association of the Company.
1.2 In these Articles the expression “the Act” means the Companies Act 1985 and “the 2006 Act” means the Companies Act 2006, but so that any reference in these Articles to any provision of the Act or the 2006 Act shall be deemed to include a reference to any statutory modification or re-enactment of that provision for the time being in force.
2. ALLOTMENT OF SHARES
2.1 Shares which are comprised in the authorised share capital with which the Company is incorporated shall be under the control of the directors who may (subject to section 80 of the Act and to article 2.4 below) allot, grant options over or otherwise dispose of the same, to such persons, on such terms and in such manner as they think fit.
2.2 Unless the Company in general meeting shall by special resolution otherwise direct, all shares which are not comprised in the authorised share capital with which the Company is incorporated and which the directors propose to issue shall first be offered to the members in proportion as nearly as may be to the number of the existing shares held by them respectively. If not accepted by existing members within 14 days the offer shall be deemed to be declined and shall be further offered in the proportion aforesaid and in like terms to those members who have accepted all the shares offered to them. Any shares not accepted pursuant to such offer or further offer as aforesaid shall be under the control of the directors, who may allot, grant options over or otherwise dispose of the same to such persons, on such terms, and in such manner as they think fit, provided that, in the case of shares not accepted as aforesaid, such shares shall not be disposed of on terms which are more favourable to the subscribers therefor than the terms on which they were offered to the members. The foregoing provisions of this article 2.2 shall have effect subject to section 80 of the Act.
2.3 In accordance with section 91(1) of the Act, sections 89(1) and 90(1) to (6) (inclusive) of the Act shall not apply to any allotment of equity securities (as defined in section 94 of the Act) of the Company.
2.4 The directors are generally and unconditionally authorised for the purposes of section 80 of the Act to exercise any power of the Company to allot and grant rights to subscribe for or convert securities into shares of the Company up to the amount of the authorised share capital with which the Company is incorporated at any time or times during the period of five years from the date of incorporation and the directors may, after that period, allot any shares or grant any such rights under this authority in pursuance of an offer or agreement so to do made by the Company within that period. The authority hereby given may at any time (subject to the said section 80) be renewed, revoked or varied by ordinary resolution.
3. SHARES
3.1 Regulations 8, 9, 10 and 11 of Table A shall not apply to the Company.
3.2 The liability of any member in default in respect of a call shall be increased by the addition at the end of the first sentence of regulation 18 in Table A of the words “and all expenses that may have been incurred by the Company by reason of such non-payment”.
4. GENERAL MEETINGS AND RESOLUTIONS
4.1 Every notice convening a general meeting shall comply with the provisions of section 325(1) of the 2006 Act as to giving information to members in regard to their right to appoint proxies; and notices of and other communications relating to any general meeting which any member is entitled to receive shall be sent to the directors and to the auditors for the time being of the Company.
4.2.1 No business shall be transacted at any general meeting unless a quorum is present. Subject to article 4.2.2 below, two persons entitled to vote upon the business to be transacted, each being a member or a proxy for a member or a duly authorised representative of a corporation, shall be a quorum.
4.2.2 If and for so long as the Company has only one member, that member present in person or by proxy or (if that member is a corporation) by a duly authorised representative shall be a quorum.
4.2.3 If a quorum is not present within half an hour from the time appointed for a general meeting the general meeting shall stand adjourned to the same day in the next week at the same time and place or to such other day and at such other time and place as the directors may determine; and if at the adjourned general meeting a quorum is not present within half an hour from the time appointed therefor such adjourned general meeting shall be dissolved.

4.2.4 Regulations 40 and 41 in Table A shall not apply to the Company.
4.3.1 If and for so long as the Company has only one member and that member takes any decision which is required to be taken in general meeting or by means of a written resolution, that decision shall be as valid and effectual as if agreed by the Company in general meeting, subject as provided in article 4.3.3 below.
4.3.2 Any decision taken by a sole member pursuant to article 4.3.1 above shall be recorded in writing and delivered by that member to the Company for entry in the Company’s minute book.
4.3.3 Resolutions under section 168 of the 2006 Act for the removal of a director before the expiration of his period of office and under section 391 of the Act for the removal of an auditor before the expiration of his period of office shall only be considered by the Company in general meeting.
4.4 A member present at a meeting by proxy shall be entitled to speak at the meeting and shall be entitled to one vote on a show of hands. In any case where the same person is appointed proxy for more than one member he shall on a show of hands have as many votes as the number of members for whom he is proxy. A member present at a meeting by more than one proxy shall be entitled to speak at the meeting through each of the proxies but the proxies together shall be entitled to only one vote on a show of hands. In the event that the proxies do not reach agreement as to how their vote should be exercised on a show of hands, the voting power is treated as not exercised. Regulation 54 in Table A shall be modified accordingly.
4.5 Unless resolved by ordinary resolution that regulation 62 in Table A shall apply without modification, the appointment of a proxy and any authority under which the proxy is appointed or a copy of such authority certified notarially or in some other way approved by the directors may be deposited or received at the place specified in regulation 62 in Table A up to the commencement of the meeting or (in any case where a poll is taken otherwise than at the meeting) of the taking of the poll or may be handed to the chairman of the meeting prior to the commencement of the business of the meeting.
5. APPOINTMENT AND REMOVAL OF DIRECTORS
5.1.1 Regulation 64 in Table A shall not apply to the Company.
5.1.2 The maximum number and minimum number respectively of the directors may be determined from time to time by ordinary resolution. Subject to and in default of any such determination there shall be no maximum number of directors and the minimum number of directors shall be one. Whenever the minimum number of directors is one, a sole director shall have authority to exercise all the powers and discretions by Table A and by these Articles expressed to be vested in the directors generally, and regulation 89 in Table A shall be modified accordingly.
5.2 Regulations 76 to 79 (inclusive) in Table A shall not apply to the Company.
5.3 No person shall be appointed a director at any general meeting unless either:-
(a)	he is recommended by the directors; or

(b)	not less than 14 nor more than 35 clear days before the date appointed for the general meeting, notice signed by a member qualified to vote at the general meeting has been given to the Company of the intention to propose that person for appointment, together with notice signed by that person of his willingness to be appointed.
5.4.1 The Company may at any time by ordinary resolution appoint any person who is willing to act to be a director, either to fill a vacancy or as an additional director and remove from office any director howsoever appointed. Any such appointment or removal shall be effected by an instrument in writing and shall be executed by the member or members making the same or by their duly authorised attorneys (or in such other manner as the directors may approve).
5.4.2 The directors may appoint a person who is willing to act to be a director, either to fill a vacancy or as an additional director, provided that the appointment does not cause the number of directors to exceed any number determined in accordance with article 5.1.2 above as the maximum number of directors and for the time being in force.
5.5 In any case where as the result of death or deaths the Company has no members and no directors the personal representatives of the last member to have died shall have the right by notice in writing to appoint a person to be a director of the Company and such appointment shall be as effective as if made by the Company in general meeting pursuant to article 5.4.1 above. For the purpose of this article, where two or more members die in circumstances rendering it uncertain which of them survived the other or others, the members shall be deemed to have died in order of seniority, and accordingly the younger shall be deemed to have survived the elder.
6. BORROWING POWERS
6.1 The directors may exercise all the powers of the Company to borrow money without limit as to amount and upon such terms and in such manner as they think fit, and subject (in the case of any security convertible into shares) to section 80 of the Act to grant any mortgage, charge or standard security over its undertaking, property and uncalled capital, or any part thereof, and to issue debentures, debenture stock, and other securities whether outright or as security for any debt, liability or obligation of the Company or of any third party.
7. ALTERNATE DIRECTORS
7.1 Unless otherwise determined by the Company in general meeting by ordinary resolution an alternate director shall not be entitled as such to receive any remuneration from the Company, save that he may be paid by the Company such part (if any) of the remuneration otherwise payable to his appointor as such appointor may by notice in writing to the Company from time to time direct, and the first sentence of regulation 66 in Table A shall be modified accordingly.
7.2 A director, or any such other person as is mentioned in regulation 65 in Table A, may act as an alternate director to represent more than one director, and an alternate director shall be entitled at any meeting of the directors or of any committee of the directors to one vote for every director whom he represents in addition to his own vote (if any) as a director, but he shall count as only one for the purpose of determining whether a quorum is present.

8. GRATUITIES AND PENSIONS
8.1.1 The directors may exercise the powers of the Company conferred by its Memorandum of Association in relation to the payment of pensions, gratuities and other benefits and shall be entitled to retain any benefits received by them or any of them by reason of the exercise of any such powers.
8.1.2 Regulation 87 in Table A shall not apply to the Company.
9. PROCEEDINGS OF DIRECTORS
9.1.1 A director may vote, at any meeting of the directors or of any committee of the directors, on any resolution, notwithstanding that it in any way concerns or relates to a matter in which he has, directly or indirectly, any kind of interest whatsoever, and if he shall vote on any such resolution his vote shall be counted; and in relation to any such resolution as aforesaid he shall (whether or not he shall vote on the same) be taken into account in calculating the quorum present at the meeting.
9.1.2 Each director shall comply with his obligations to disclose his interest in contracts under section 317 of the Act.
9.1.3 Regulations 94 to 97 (inclusive) in Table A shall not apply to the Company.
10. COMMUNICATION BY MEANS OF A WEBSITE
10.1 Subject to the provisions of the 2006 Act, a document or information may be sent or supplied by the Company to a person by being made available on a website.
11. THE SEAL
11.1 If the Company has a seal it shall only be used with the authority of the directors or of a committee of directors. The directors may determine who shall sign any instrument to which the seal is affixed and unless otherwise so determined it shall be signed by a director and by the secretary or second director. The obligation under regulation 6 in Table A relating to the sealing of share certificates shall apply only if the Company has a seal. Regulation 101 in Table A shall not apply to the Company.
11.2 The Company may exercise the powers conferred by section 39 of the Act with regard to having an official seal for use abroad, and such powers shall be vested in the directors.
12. PROTECTION FROM LIABILITY
12.1 For the purposes of this article a “Liability” is any liability incurred by a person in connection with any negligence, default, breach of duty or breach of trust by him in relation to the Company or otherwise in connection with his duties, powers or office and “Associated Company” shall bear the meaning referred to in section 256 of the 2006 Act. Subject to the provisions of the 2006 Act and without prejudice to any protection from liability which may otherwise apply:
(a) the directors shall have power to purchase and maintain for any director of the Company, any director of an Associated Company, any auditor of the Company and any officer of the Company (not being a director or auditor of the Company), insurance against any Liability; and

(b) every director or auditor of the Company and every officer of the Company (not being a director or auditor of the Company) shall be indemnified out of the assets of the Company against any loss or liability incurred by him in defending any proceedings in which judgment is given in his favour or in which he is acquitted or in connection with any application in which relief is granted to him by the court from any Liability.
12.2 Regulation 118 in Table A shall not apply to the Company.
13. TRANSFER OF SHARES
13.1 The directors may, in their absolute discretion and without assigning any reason therefor, decline to register the transfer of a share, whether or not it is a fully paid share, and the first sentence of regulation 24 in Table A shall not apply to the Company.
13.2 Notwithstanding anything contained in these Articles, the directors shall not decline to register any transfer of shares, nor may they suspend registration thereof where such transfer:
(a) is to any bank or institution to which such shares have been charged by way of security, or to any nominee of such bank or institution (a “Secured Institution”);
(b) is delivered to the Company for registration by a Secured Institution or its nominee in order to perfect its security over the shares; or
(c) is executed by a Secured Institution or its nominee pursuant to the power of sale or other power in accordance with the terms of such security, and furthermore notwithstanding anything to the contrary contained in these Articles no proposed transferor of shares to a Secured Institution or its nominee and no Secured Institution or its nominee shall be required to offer the shares which are or are to be the subject of any transfer described in paragraphs (a), (b) or (c) above to the shareholder for the time being of the Company or any of them, and no such shareholder shall have the right under the Articles or otherwise howsoever to require such shares to be transferred to them whether for consideration or not.
14. MEETINGS
14.1 In this article “communication” and “electronic communication” shall bear the meanings set forth in the Electronic Communications Act 2000 or any statutory modification or re-enactment thereof.
14.2 A person in electronic communication with the chairman and with all other parties to a meeting of the directors or of a committee of the directors shall be regarded for all purposes as personally attending such a meeting provided that but only for so long as at such a meeting he has the ability to communicate interactively and simultaneously with all other parties attending the meeting including all persons attending by way of electronic communication.
14.3 A meeting at which one or more of the directors attends by way of electronic communication is deemed to be held at such place as the directors shall at the said meeting resolve. In the absence of a resolution as aforesaid, the meeting shall be deemed to be held at the place, if any, where a majority of the directors attending the meeting are physically present, or in default of such a majority, the place at which the chairman of the meeting is physically present.

Name and address of Subscriber
Instant Companies Limited
1 Mitchell Lane
Bristol BS1 6BU
Dated 15 January 2008

Witness to the above Signature:-	Glenys Copeland
1 Mitchell Lane
Bristol BS1 6BU